UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45800 Northport Loop West
Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 1, 2026, Penguin Solutions, Inc. (the “Company”) issued a press release announcing the completion of the Transaction (as defined below in Item 8.01), a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 30, 2026, SMART Modular Technologies (LX) S.à r.l. (“Seller”), a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg and a wholly owned indirect subsidiary of the Company, closed the transaction contemplated by that certain Stock Transfer Agreement (the “Stock Transfer Agreement”), entered into on December 29, 2025, by and among Seller, Lexar Europe B.V., a company organized under the laws of the Netherlands (“Buyer”), Zilia Technologies Indústria e Comércio de Componentes Eletrônicos Ltda., a sociedade limitada governed by the laws of Brazil (“Zilia Technologies”), Shenzhen Longsys Electronics Co., Ltd., a company limited by shares governed by the laws of the People’s Republic of China and, as of the date hereof, listed on the Shenzhen Stock Exchange (Stock Code: 301308) (“Parent”), and Shanghai Intelligent Memory Semiconductor Co., Ltd. (上海慧忆半导体有限公司), a limited liability company governed by the laws of the People’s Republic of China. Pursuant to the Stock Transfer Agreement, Seller sold to Buyer Seller’s remaining nineteen percent (19%) interest in the issued and outstanding quotas of Zilia Technologies for a purchase price of $46.08 million (the “Transaction”). As of the closing of the Transaction, Seller no longer holds any quotas of Zilia Technologies and Zilia Technologies is now a wholly-owned subsidiary of Buyer, and the Quotaholders Agreement of Zilia Technologies, dated November 29, 2023, entered into by and among Zilia Technologies, Seller, Buyer and Parent, was terminated.

Buyer previously purchased eighty-one percent (81%) of Seller’s interest in the issued and outstanding quotas of Zilia Technologies pursuant to a stock purchase agreement in November 2023.

The foregoing description of the material terms of the Stock Transfer Agreement is qualified in its entirety by reference to the full text of the Stock Transfer Agreement, a copy of which was filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 28, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#*	Stock Transfer Agreement, dated as of December 29, 2025, by and among SMART Modular Technologies (LX) S.à. r.l., Lexar Europe B.V., Zilia Technologies Indústria e Comércio de Componentes Eletrônicos Ltda., Shenzhen Longsys Electronics Co., Ltd., and Shanghai Intelligent Memory Semiconductor Co., Ltd.

99.1	Press release titled “Penguin Solutions Divests Remaining Interest in Brazil Memory Module Business” issued by Penguin Solutions, Inc. on April 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended November 28, 2025 filed on January 6, 2026.
#

Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer